Exhibit 5.1

December 4, 2017

Board of Directors

Colony NorthStar Credit Real Estate, Inc.

c/o Colony NorthStar, Inc.

515 South Flower Street

44th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

We are acting as counsel to Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to: (i) 129,979,985 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), (ii) 12,382,147 shares of Class B-1 common stock, par value $0.01 per share, of the Company (the “Class B-1 Common Stock”), (iii) 70,122,771 shares of Class B-2 common stock, par value $0.01 per share, of the Company (the “Class B-2 Common Stock”) and (iv) 44,399,444 shares of Class B-3 common stock, par value $0.01 per share, of the Company (the “Class B-3 Common Stock” and together with the Class A Common Stock, the Class B-1 Common Stock and the Class B-2 Common Stock, the “Shares”), in connection with the Master Combination Agreement, dated August 25, 2017, by and among the Company, Colony Capital Operating Company, LLC, NRF RED REIT Corp., NorthStar Real Estate Income Trust, Inc., NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Real Estate Income II, Inc., NorthStar Real Estate Income Operating Partnership II, LP and Credit RE Operating Company, LLC (as amended and restated on November 20, 2017 and as further amended, the “Combination Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limits contained in the Company’s Articles of Amendment and Restatement as in effect at the time of issuance of the Shares. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other law, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and (ii) issuance of the Shares pursuant to the terms of the Combination Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP